Exhibit 10.24

Convertible Loan Agreement

This Convertible Loan Agreement (this “Agreement”) is hereby made and entered into in Shanghai, the People’s Republic of China (the “PRC”, for the purposes of this Agreement, excluding the Hong Kong SAR, the Macau SAR and Taiwan) as of September 4, 2020 by and among:

A.

Shanghai Yueyee Network Information Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC, with its unified social credit code being 913101105559290751 (the “Borrower”);

B.

Ningbo Fresh Investment Management Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC, with its unified social credit code being 91330201MA292N7P1L (the “Lender”); and

C.	AiHuiShou International Co., Ltd., an exempted limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”).

The Borrower, the Lender and the Company are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.

The Borrower is a limited liability company duly incorporated and validly existing under the laws of the PRC, over which Shanghai Aihui Trading Co., Ltd. (a company established by the Company’s Hong Kong subsidiary AiHuiShou International Company Limited) gains de facto control upon execution of a series of VIE agreements.

2.

The Lender, the Company and other concerned Parties have entered into a Follow-On Series E Preferred Share Purchase Agreement (the “Offshore Subscription Agreement”) dated as of even date herewith. The Lender proposes to subscribe for a certain number of Series E Preferred Shares (as defined in the Offshore Subscription Agreement) pursuant to the provisions of the Offshore Subscription Agreement (the “Proposed Offshore Investment”). Subject to the provisions of applicable PRC laws, the Lender, as a PRC domestic entity, is required to go through the ODI Approval Procedures (as defined below) for purposes of consummating the Proposed Offshore Investment.

3.

Prior to the completion of ODI Approval Procedures, the Borrower who needs funding for business development wishes to get a loan from the Lender subject to the terms and conditions contained herein, and the Borrower agrees to make available such loan to the Borrower subject to the terms and conditions contained herein.

Through amicable negotiations, the Parties hereby agree as follows:

1.	Borrowing

The Lender agrees to make available to the Borrower and the Borrower agrees to accept a loan in the amount of RMB50,000,000 (the “Loan”) pursuant to the provisions of this Agreement.

2.	Payment and Purpose of the Loan

2.1

The Lender shall, within ten (10) business days following the satisfaction or waiver in writing by the Lender of the conditions precedent to the payment of the Loan as hereinafter set forth, remit the Loan in one lump sum into the beneficiary account designated by the Borrower in writing (the “Remittance”, the date on which the Lender pays to the Borrower the entire amount of the Loan pursuant to this Clause 2.1 is hereinafter referred to as the “Remittance Date”):

(1)

The Offshore Subscription Agreement has been duly executed by the Company and the Lender, and all conditions precedent to closing as set forth in Clause 7 of the Offshore Subscription Agreement (except for Clauses 7.9 to 7.11) have been duly satisfied or properly waived pursuant to the provisions of the Offshore Subscription Agreement;

(2)

Each of C&XF Group Limited and S&WJ Group Limited has duly executed a Share Charge Deed (the “Charge Deed”) with the Lender and the Company, pursuant to which C&XF Group Limited and S&WJ Group Limited agree to pledge to the Lender 289,804 and 113,943 Ordinary Shares (as defined in the Offshore Subscription Agreement) of the Company respectively;

(3)

The organ of power of each of the Borrower, C&XF Group Limited, S&WJ Group Limited and the Company has passed a proper resolution to approve the execution, delivery and performance of this Agreement and the Charge Deed to which it is a party, and to approve the transactions contemplated hereby and thereby;

(4)

All representations and warranties made by the Borrower hereunder are true, accurate and not misleading when made, and will remain so on the Remittance Date as though they were made on the Remittance Date; any representations and warranties referring to a specific date shall be true, accurate and not misleading on such specific date;

(5)

No transaction contemplated hereby or by the Charge Deed has been restricted, prohibited or canceled by any laws or by any judgment, decree, ruling or injunction issued by or lawsuit or other dispute resolution proceeding instituted before any court, arbitral authority or other government authority.

2.2	The Borrower agrees that, unless otherwise agreed by the Lender in writing, the Loan shall be used solely for such purposes as described in Clause 6.1 of the Offshore Subscription Agreement.

2.3

During the Loan Term (as defined below), the Loan shall be interest-free. The Lender shall not request the Borrower to accelerate the Loan without the prior written consent of the Borrower, unless the acceleration of the Loan is otherwise specified herein.

3.	Loan Term

3.1

Following the Remittance Date, the Lender and the Borrower shall make their best efforts to cooperate with each other in effecting all such offshore direct investment approval and/or filing procedures (including but not limited to obtaining the approval from the National Development and Reform Commission, the Ministry of Commerce and/or their respective local counterparts and any qualifying bank with respect to the Proposed Offshore Investment, the “ODI Approval Procedures”) as may be necessary for the Lender or any third Party designated by it (the “Designated Party”) to consummate the Proposed Offshore Investment, and the Lender shall, as soon as practicable following the completion of the ODI Approval Procedures, provide the Borrower with copies of supporting documentation of such approvals or filings, including but not limited to copies of the Notice of Project Filing, the Enterprise Offshore Investment Certificate and the Business Registration Form issued by the bank with respect to the Proposed Offshore Investment (collectively the “ODI Approval Documents”).

3.2	The term of the Loan (the “Loan Term”) shall commence from the Remittance Date and expire on the following (whichever is earlier):

(1)

The Borrower’s receipt of the ODI Approval Documents, provided that the investment limit indicated in the ODI Approval Documents shall be no less than the investment amount required for the Proposed Offshore Investment;

(2)	The Lender’s termination of the Proposed Offshore Investment under the Offshore Subscription Agreement pursuant to Clause 3.4 hereof; and

(3)

The termination of the Offshore Subscription Agreement with respect to the Lender (or the assignee of or successor to its rights and obligations), or the time when the Proposed Offshore Investment cannot be made or is terminated pursuant to the provisions of the Offshore Subscription Agreement.

The Borrower shall, within thirty (30) business days following the expiration of the Loan Term, repay the entire Loan to the Lender. In the event that, upon completion of the ODI Approval Procedures, the competent authority requires the Share Purchase Price (as defined in the Offshore Subscription Agreement) of the Proposed Offshore Investment to be paid within a period of time shorter than the said thirty (30)-business day period, then the Borrower and the Lender shall negotiate and determine a new repayment plan to avoid any impact on the effectiveness of the ODI Approval Procedures that have been completed. The information of the Lender’s bank account used to receive the repayment is provided below:

Account Name: Ningbo Fresh Investment Partnership (Limited Partnership)

Account Number: 512907139710803

Opening Bank: Kunshan Sub-branch of Suzhou Branch of China Merchants Bank

The Lender shall, upon receipt of the Borrower’s repayment of the entire Loan, assist the Borrower to execute all such legal documents and complete all such legal procedures as may be necessary to release the pledge of all shares under the Charge Deed.

3.3

If the Loan Term expires at such time as specified in the preceding Clause 3.2(1), the Lender or its Designated Party who has obtained the ODI Approval Documents shall, within ten (10) business days after receipt of the Borrower’s repayment of the Loan or any longer period agreed upon by the Company (which period shall be subject to relevant procedures of competent foreign exchange department or other factors not attributable to the Lender and/or its Designated Party), issue relevant share purchase applications to the Company and remit into the Company’s account the USD investment amount (being the Share Purchase Price) for which the Borrower’s repayment of the entire Loan is exchanged at the exchange rate applicable on the date of swap. For the avoidance of doubt, in case of any inconsistency between the total amount finally paid to the Company upon the swap made by the Lender (or its Designated Party) and the USD amount (the “Current USD Amount”) calculated and determined at the exchange rate applicable on the execution date of the Offshore Subscription Agreement as a result of any change in the exchange rate, if the USD amount (being the Share Purchase Price) for which the total amount of the Loan is exchanged at the exchange rate applicable at the time of repayment to the Company has been remitted into the Company’s account, the Lender (or its Designated Party) shall be deemed to have fulfilled the obligation to pay the Share Purchase Price (that is to say, if the total amount actually paid to the Company exceeds the Current USD Amount, the Lender and its Designated Party shall not request the refund of the excess amount; if the total amount actually paid to the Company is less than the Current USD Amount, the Company shall not request making good the shortfall), provided that the number of Series E Preferred Shares subscribed for by the Lender and rights and interests attached thereto shall not be affected by such change in the exchange rate.

3.4

It is agreed that, notwithstanding anything contained in the Offshore Subscription Agreement to the contrary, in the event of failure to complete the ODI Approval Procedures by December 31, 2022 as a result that (i) any application filed by the Lender (or its Designated Party) subject to the provisions of applicable laws and regulations is returned, rejected or disapproved by competent government authority; (ii) there is any change in applicable laws, regulations and policies governing the ODI Approval Procedures; or (iii) the Company or any of its subsidiaries refuses to provide the Lender or its Designated Party with necessary materials and information pursuant to applicable laws and regulations, then the Lender shall have the right to terminate the Proposed Offshore Investment by giving written notice to the Company.

4.	Representations and Warranties

4.1	Each of the Borrower and the Company hereby represents and warrants to the Lender as follows:

(1)

The Borrower is a limited liability company duly incorporated and registered and validly existing under the laws of the PRC, and has the legal power and authority to execute and perform this Agreement, which constitutes the valid and enforceable obligation of the Borrower, immediately upon execution hereof;

(2)

The Company is an exempted limited liability company duly incorporated and validly existing under the laws of the Cayman Islands, and has the legal power and authority to execute and perform this Agreement, which constitutes the valid and enforceable obligation of the Company, immediately upon execution hereof;

(3)

Its execution of this Agreement and performance of its obligations hereunder will not result in a violation of (i) any provision of its articles of association; (ii) any agreement, license or other document to which it is a party; (iii) any judgment or ruling issued or made by any court or government authority; or (iv) any PRC or applicable laws, rules and regulations;

(4)	It has obtained all requisite authorizations, permits and approvals with respect to effecting the transactions hereunder.

4.2	The Lender hereby represents and warrants to the Borrower as follows:

(1)

It is a limited partnership duly incorporated and registered and validly existing under the laws of the PRC, and has the legal power and authority to execute and perform this Agreement, which constitutes the valid and enforceable obligation of the Borrower, immediately upon execution hereof;

(2)

Its execution of this Agreement and performance of its obligations hereunder will not result in a violation of (i) any provision of its constitutional documents; (ii) any agreement, license or other document to which it is a party; (iii) any judgment or ruling issued or made by any court or government authority; or (iv) any PRC laws, rules and regulations;

(3)	It has obtained all requisite authorizations, permits and approvals with respect to effecting the transactions hereunder.

5.	Liabilities for Breach of Contract

In the event that any Party fails to perform or duly perform any obligation hereunder, the breaching Party shall indemnify the non-breaching Party against all losses, damages, liabilities, litigation and reasonable fees (including but not limited to litigation costs, attorneys’ fees, notary fees and enforcement costs) and expenses arising as a result of its breach of this Agreement.

6.	Confidentiality

6.1

Notwithstanding the termination of this Agreement, each Party (the “Receiving Party”) shall be obligated to keep confidential any and all Confidential Information (as defined below) of the other Parties and their affiliates (collectively, the “Disclosing Party”) that it becomes aware of or receives in connection with the execution and performance hereof. The Receiving Party may use such Confidential Information solely for the purpose of performing its obligations hereunder. The Receiving Party shall not disclose any Confidential Information to any third party without the prior written permission of the Disclosing Party.

6.2

“Confidential Information” means this Agreement (including its existence and clauses) as well as all trade secrets, proprietary information, client information and other information of a confidential nature of each Party and its affiliates, but excluding any information that:

(1)	prior to receipt thereof from the Disclosing Party, is already lawfully known by the Receiving Party from a third party without any obligation of confidentiality as evidenced by written records;

(2)	that enters the public domain through no fault of the Receiving Party; and

(3)	that is duly obtained by the Receiving Party through other means upon receipt of Confidential Information.

6.3

Following termination of this Agreement, the Receiving Party shall, at the request of the Disclosing Party, return, destroy or otherwise dispose of all documents, materials or software incorporating Confidential Information, and cease to use such Confidential Information. Notwithstanding the foregoing, the Receiving Party shall have the right to retain such copies of any Confidential Information as necessary to comply with applicable laws and regulations, the requirements of the regulatory authority or internal archiving requirements, provided that the Receiving Party shall notify the Disclosing Party of such retention and continue to assume confidentiality obligations with respect to such Confidential Information pursuant to this Clause 6.

7.	Governing Law and Dispute Resolution

7.1	The execution, interpretation and performance of this Agreement shall be governed by the laws of the PRC.

7.2

All disputes arising from or in connection with this Agreement shall be firstly resolved by the Parties through amicable negotiations. If any such dispute cannot be resolved in a manner acceptable to the Parties within thirty (30) days following the first round of negotiations, then any Party shall have the right to submit the same to Shanghai Arbitration Commission for arbitration in accordance with its arbitration rules then in effect at the time of filing the arbitration request. The place of arbitration shall be Shanghai. The arbitration proceedings shall be conducted in Chinese.

7.3

The arbitral award rendered by the arbitral tribunal shall be final and binding upon the Parties. Each Party shall make its best efforts to cause the arbitral award to be enforced promptly, and shall provide any necessary assistance in that regard.

8.	Notices

8.1

Any notice required or permitted to be given hereunder shall be made in writing, and shall be delivered to the following address of each Party (or any other address that may be designated by each Party by giving fifteen (15)-day written notice to the other Parties pursuant to this Clause 8.1) by personal delivery, overnight courier service, email or otherwise. For purposes of notification hereunder, the contact information of each Party is provided as follows:

If to the Borrower and the Company:

Contact Person: Chen Xuefeng

Correspondence Address: 12/F, Building 6, Chuangzhi Tiandi Enterprise Center,

No.433 Songhu Road, Yangpu District, Shanghai, PRC

Email: ***

Tel: ***

If to the Lender:

Contact Person: Hu Yuchen

Correspondence Address: Room 1101, No.1699 Gubei Road, Minhang District,

Shanghai

Email: ***

Tel: ***

8.2

Any notice delivered by overnight courier service, shall be deemed to have been served on the earlier of the following if the mail containing such notice has been duly delivered by an internationally recognized overnight courier service provider, postage prepaid, together with a written acknowledgment of service: (i) the date of delivery (or the date when the delivery is rejected), and (ii) the expiration date of two (2) business days following the posting of the mail containing such notice; any notice, if sent via email, shall be deemed to have been served at the time of receipt, rejection or return after being properly sent by the email system only to the extent that the date of delivery is a business day and the delivery is made within the normal working hours of the recipient, otherwise such notice shall be deemed to have been served on the next business day. Notwithstanding the foregoing, if any address for service of copies of notices is designated, then all notices, demands, consents or other correspondences hereunder shall be deemed validly served only to the extent that such notices, demands, consents or correspondences are delivered to such address and in such manner as described above.

9.	Miscellaneous

9.1

This Agreement shall become effective as of the date on which it is signed or stamped by the authorized representatives of the Parties. Any modification or alteration of this Agreement may be made in the form of a supplemental agreement signed by the Parties hereto upon consensus through negotiations. Any such modification or alteration must be made in writing and shall become effective only after being duly signed by the Parties.

9.2

Each provision hereof shall be severable from every other provision hereof. In the event that any provision hereof is held to be invalid or unenforceable under applicable laws, the validity of the remaining provisions hereof shall not be affected, in which case the Parties shall negotiate in good faith to replace such invalid or unenforceable provision with a provision, so as to achieve the original commercial intent hereunder.

9.3	All taxes leviable on and all costs and expenses incurred by any Party under applicable laws arising from or in connection with the transactions contemplated hereby shall be paid by such Party.

9.4

Unless otherwise set forth herein, without the prior written consent of the Lender, neither this Agreement nor any right, interest or obligation hereunder shall be transferred by the Borrower or the Company in whole or in part; provided, however, that the Lender shall have the right to transfer in whole all rights, interests or obligations (including creditors’ rights corresponding to the Loan) under this Agreement, the Offshore Subscription Agreement, the Charge Deed and the Shareholder Agreement of the Company without the consent or authorization of the Borrower and the Company if and to the extent that (i) the Lender shall notify the Borrower and the Company in advance of such transfer; (ii) the limitations on the transfer of the Company’s Series E Preferred Shares shall also apply to such transfer; and (iii) the Designated Party to whom the relevant rights and obligations are transferred by the Lender has executed such documents as may be necessary to become a party to and bound by this Agreement, the Offshore Subscription Agreement, the Charge Deed and the Shareholder Agreement of the Company.

9.5	This Agreement is made in six (6) original copies, with each Party holding two (2) copies and each copy having the same legal force and effect.

(The remainder of this page is intentionally left blank)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Shanghai Yueyee Network Information Technology Co., Ltd. (Seal)

/s/ Shanghai Yueyee Network Information Technology Co., Ltd.
Seal of Shanghai Yueyee Network Information Technology Co., Ltd.

By:	/s/ Chen Xuefeng
Name: Chen Xuefeng
Job Title: Legal Representative

AiHuiShou International Co. Ltd.

By:	/s/ Chen Xuefeng
Name: Chen Xuefeng
Job Title: Director

Signature Page to Convertible Loan Agreement

Shanghai Yueyee Network Information Technology Co., Ltd./AiHuiShou International Co., Ltd.

Ningbo Fresh Investment Management Co., Ltd.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Ningbo Fresh Investment Management Co., Ltd. (Seal)

/s/ Ningbo Fresh Investment Management Co., Ltd.
Seal of Ningbo Fresh Investment Management Co., Ltd.

By:	/s/ Hu Yuchen
Name: Hu Yuchen
Job Title: Legal Representative

Signature Page to Convertible Loan Agreement

Shanghai Yueyee Network Information Technology Co., Ltd./AiHuiShou International Co., Ltd.

Ningbo Fresh Investment Management Co., Ltd.